                                                                      EXHIBIT 16

                      FEDERAL DEPOSIT INSURANCE CORPORATION

             REGISTRATION, DISCLOSURE AND SECURITIES OPERATIONS UNIT

                             DIVISION OF SUPERVISION

                              550 17TH STREET N.W.

                             WASHINGTON, D.C. 20429

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 22, 1999

                             Bank of Southern Oregon
                             -----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    OREGON                        32975                            33-1007653
--------------------------------------------------------------------------------
(STATE OR OTHER            (FDIC CERTIFICATE NUMBER)              (IRS EMPLOYER
JURISDICTION                                                 IDENTIFICATION NO.)
OF INCORPORATION)



1455 E. McANDREWS RD., MEDFORD, OREGON 97504
--------------------------------------------
ADDRESS OF PRINCIPAL EXECUTIVE OFFICE ZIP CODE

REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE 541-776-7480
                                                  -------------


(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT) N/A

ITEM 4. CHANGE IN CERTIFYING PUBLIC ACCOUNTANTS

On July 22, 1999, the bank's Board of Directors selected the accounting firm of Symonds, Evans & Larson, P.C. to serve as the bank's independent accountant for the fiscal year ending December 31, 1999, following a competitive bidding process conducted by management. The decision to change accountants was approved by the the Board of Directors. During the two fiscal years and the subsequent interim period prior to that date, the Company did not consult with Symonds, Evans & Larson, P.C. regarding any matter in connection with accounting principals relating to specific transactions, the bank's financial statements, or to any other matter.

The accounting firm of Kosmatka Donnelly & Co. LLP had served as the Company's independent accountants since December 31, 1990, and in the bidding process declined to submit a proposal to continue in that capacity. Kosmatka Donnelly & Co. LLP's decision to not submit a bid was predicated on its desire to limit its practice to non-public companies. Kosmatka Donnelly & Co. LLP's report on the financial statements for the years ended December 31, 1998 and 1997, contained no adverse opinion or disclaimer of opinion, nor was any such report qualified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 1998 and 1997, and during the interim periods between January 1, 1999, and July 22, 1999, there were no disagreements with Kosmatka Donnelly & Co. LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kosmatka Donnelly & Co. LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The bank has requested that Kosmatka Donnelly & Co. LLP furnish to the bank a letter addressed to the Federal Deposit Insurance Corporation stating whether Kosmatka Donnelly & Co. LLP agrees with the disclosure in response to this item 4, and if not, stating in what respects it does not agree. Kosmatka Donnelly & Co. LLP's letter to the FDIC, dated July 19,1999, is attached as Exhibit 16 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired.

                  Not applicable.

         (b)      Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

         Exhibit
         --------

         16 Letter of Kosmatka Donnelly & Co. LLP re Change in Certifying Public Accountant

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    BANK OF SOUTHERN OREGON
                                                         (Registrant)



Date:  July 22, 1999                                  By: /s/ John L. Anhorn
                                                          ------------------
                                                          John L. Anhorn
                                                          President and Chief
                                                          Executive Officer

KOSMATKA DONNELLY & CO. LLP
CERTIFIED PUBLIC ACCOUNTANTS

DANIEL A. KOSMATKA, PARTNER
DENNIS W. DONNELLY, PARTNER
SHARI L. PARENT, PRINCIPAL

July 19, 1999

Federal Deposit Insurance Corporation
Registration, Disclosure and Securities Operations Unit
Division of Supervision
550 17th Street NW
Washington, D.C. 20429

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Bank of Southern Oregon dated July 22, 1999. We agree with the statements made in Item 4 relative to our firm; however, we are unable to comment on the extent of any discussions that may have occurred between Bank of Southern Oregon and Symonds, Evans & Larson, P.C.

Very truly yours,

Kosmatka, Donnelly & Co. LLP

The CPA. Never Underestimate The Value.
                                                             640 Superior Cpurt
MEMBER: AICPA DIVISION                               Medford, Oregon 97504-S181
O~ FIRMS AND OREGON                                              [541) 773-6633
SOC!E-i'Y OF CPA's                                           Fax (541 )773-1965
Fax {541 )773-1965                                      EMAIL: info@kdcocpa.com
                                               WEeSite: http://www, kdcocpa.com